UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.3

Date of Report:
(Date of earliest event reported)
April 16, 2019

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry Into a Material Definitive Agreement.
On April 16, 2019, Rent-A-Center, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Mitchell E. Fadel (the “Amended Employment Agreement”), the Company’s Chief Executive Officer. Certain principal terms of the Amended Employment Agreement are described in Item 5.02 below, which description is incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2019, the Company and Mr. Fadel entered into the Amended Employment Agreement, which amends and restates the employment agreement previously entered into with Mr. Fadel on March 28, 2018 (the “Original Employment Agreement”). The principal terms of the Original Employment Agreement were summarized in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2018.
The Amended Employment Agreement modifies the terms of the Original Employment Agreement by:

•
Eliminating the single-trigger cash change in control payment and adopting, instead, a double-trigger cash change in control payment structure. The Amended Employment Agreement provides that if Mr. Fadel’s employment is terminated in conjunction with a Change in Control by the Company without Cause or by Mr. Fadel for Good Reason, then Mr. Fadel shall be entitled to receive:

◦	his unpaid but earned base salary through the date of termination;

◦	a pro rata bonus calculated based on Mr. Fadel’s bonus amount from the previous year;

◦	2.0 times Salary and Bonus; and

◦	continuation of group health insurance coverage for twenty-four months.

•
Revising the payments and benefits Mr. Fadel is entitled to receive if Mr. Fadel’s employment is terminated by the Company without Cause, by Mr. Fadel for Good Reason, or upon expiration of the term due to the Company providing notice of non-renewal from two times Base Salary to two times Salary & Bonus payable in equal monthly installments over 24 months, and extending the Benefit Continuation Coverage from 18 to 24 months.

•
Deleting the automatic golden parachute cutback provision, resulting in Mr. Fadel being responsible for the payment of any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company being subject to certain limits regarding the deductibility of excess compensation payable to Mr. Fadel under Section 280G of the Code.

The Amended Employment Agreement also reflects an increase in Mr. Fadel’s annual base salary from $800,000 to $1,000,000, which was approved by the Compensation Committee of the Board of Directors during its regular annual review of the compensation to be paid in 2019 to our executive officers. Such increase was effective on March 16, 2019.
“Cause” is defined in the Amended Employment Agreement to mean: (i) material act or acts of willful misconduct by Mr. Fadel, whether in violation of the Company’s policies, including, without limitation, the Company’s Code of Business Conduct and Ethics, or otherwise; (ii) Mr. Fadel’s willful and repeated failure (except where due to physical or mental incapacity) or refusal to perform in any material respect the duties and responsibilities of Mr. Fadel’s employment; (iii) embezzlement or fraud committed by Mr. Fadel, at Mr. Fadel’s direction, or with Mr. Fadel’s prior personal knowledge; (iv) Mr. Fadel’s conviction of, or plea of guilty or nolo contendere to, the commission of a felony; or (v) substance abuse or use of illegal drugs that, in the reasonable judgment of the compensation committee of the board of directors of the Company (the “Compensation Committee”), (A) impairs the ability of Mr. Fadel to perform the duties of his employment, or (B) causes or is likely to cause harm or embarrassment to the Company or any of its affiliates. Except as specified, the Compensation Committee, acting at its own discretion, will be responsible for determining whether particular conduct constitutes “Cause” for the purposes of the Amended Employment Agreement.
“Change in Control” is defined in the Amended Employment Agreement to mean the occurrence of any of the following:

(i)	any person becomes the beneficial owner of 40% or more of the combined voting power of the then outstanding voting securities of the Company;

(ii)
a consolidation, merger or reorganization of the Company, unless (A) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or reorganization, (B) individuals who were members of the board of directors of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute a majority of the board of directors of the surviving corporation or of a corporation directly or indirectly beneficially owning a majority of the voting securities of the surviving corporation, and (C) no person beneficially owns more than 40% of the combined voting power of the then outstanding voting securities of the surviving corporation (other than a person who is (1) the Company or a subsidiary of the Company, (2) an employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (3) the beneficial owner of 40% or more of the combined voting power of the outstanding voting securities of the Company immediately prior to such consolidation, merger or reorganization); or

(iii)	a complete liquidation or dissolution of the Company, or a sale or other disposition of all or substantially all of the assets of the Company (other than to an entity described in (ii) above).

“Good Reason” is defined in the Amended Employment Agreement to mean the occurrence of any of the following without the written consent of Mr. Fadel: (i) a material diminution by the Company or an affiliate of Mr. Fadel’s duties or responsibilities in a manner which is inconsistent with Mr. Fadel’s position or which has or is reasonably likely to have a material adverse effect on Mr. Fadel’s status or authority; (ii) a relocation by more than 50 miles of Mr. Fadel’s principal place of business; or (iii) a reduction by the Company or an affiliate of Mr. Fadel’s rate of salary or annual incentive bonus opportunity or a breach by the Company or any of its affiliates of a material provision of the Amended Employment Agreement which is not corrected within 15 business days following notice thereof by Mr. Fadel to the Company.
“Salary & Bonus” means, as of the effective date of the termination of Mr. Fadel’s Employment with the Company and its Affiliates, the sum of: (1) Mr. Fadel’s highest annual rate of salary at any time during the preceding 24 months, and (2) Mr. Fadel’s target bonus amount for the calendar year in which such termination occurs.
The foregoing description of certain principal terms of the Amended Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, entered into as of April 16, 2019, between Rent-A-Center, Inc. and Mitchell E. Fadel

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	April 17, 2019	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President - Assistant General Counsel and Secretary